EXHIBIT 10.6
IRON MOUNTAIN INCORPORATED
DIRECTORS DEFERRED COMPENSATION PLAN
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THIRD AMENDMENT
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Iron Mountain Incorporated (the “Company”) hereby amends the Iron Mountain Incorporated Directors Deferred Compensation Plan, as previously amended (the “Plan”), effective October 17, 2024.
1.Section 5.6(b) of the Plan, as previously amended, shall be amended and restated to read as follows:
(b) Timing. As long as the Company maintains a Rabbi Trust, the Company shall remit cash and/or Common Stock, as agreed to by the Committee and the trustee, representing the compensation deferred under this Plan to the trustee of the Rabbi Trust on a quarterly basis. The trustee shall acquire shares of Common Stock as soon as practicable following its receipt of any cash. In general, it is contemplated that the Company shall remit compensation deferred to the trustee at the same time it remits a cash payment of Fees or settles a Stock Grant to any member of the Board who is eligible for but does not otherwise elect to participate in the Plan, or within ten business days following the close of a calendar quarter if no such cash payment is issued. If no Rabbi Trust is maintained, the compensation deferred under this Plan shall be treated as hypothetically invested in Common Stock as of the date specified in the preceding sentence and calculated using the Fair Market Value of the Common Stock on the date in question. With respect to any distribution paid hereunder the distribution shall consist of shares of Common Stock, provided, that the Participant shall also receive, in cash, any cash allocated to the Participant's Account representing fractional shares of Common Stock.
2.Section 6.1(c) of the Plan, as previously amended, shall be amended and restated to read as follows:
The following are the available choices for the form of payment of a Participant's Account with respect to a particular Plan Year's Deferred Compensation and earnings thereon:
(1)    A single lump sum in Common Stock; or
(2)    Substantially equal annual installments in Common Stock over a period of either five or ten years. Installment payments are not available if the payout is made upon the Participant's Disability or other Separation from Service.
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A Participant's Disability or other Separation from Service shall not cause any acceleration of his receipt of installment payments that are then in the course of payment. In all events, cash allocated to a Participant's Account as a result of a failure to purchase fractional shares of Common Stock shall be distributed in cash. An election made by a Participant pursuant to the second sentence of Section 6.l(a) may apply to a choice as to the form of payment pursuant to this Section 6.l(c), as well as the commencement date of payment, subject to such restrictions as are specified in that sentence.
Any existing election(s) by a Participant (including for purposes of Section 6.4) to receive a distribution in the form of cash shall, with respect to such form of payment, be disregarded and all distributions of a Participant's Account, whether in the form of a lump sum or installments, shall be made solely in Common Stock and not in cash. For the avoidance of doubt, any prior right or election to receive a distribution in the form of cash shall, as of the effective date of this Third Amendment, be converted into a right to receive a distribution in the form of a fixed number of shares of Common Stock.
3.Section 6.4 of the Plan shall be amended and restated to read as follows:
Death Before Payments Commence or are Completed. If a Participant dies while employed or while receiving installment payments, the entire remaining value of his Account shall be paid during the second calendar month following the Participant's death to the Participant's designated Beneficiary in a single lump sum in Common Stock (and cash in lieu of fractional shares), as determined at the Participant's election pursuant to Section 6.l(c).
4.Except as hereinabove specifically amended, all provisions of the Plan, as previously amended, shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
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IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed in its name and on its behalf as of October 17, 2024.

IRON MOUNTAIN INCORPORATED
By: /s/ Barry Hytinen
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